EXHIBIT 10.1

AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 30th day of June, 2023 (“Effective Date”), by and among STRATA SKIN SCIENCES, INC., a Delaware corporation (together with each of its subsidiaries that hereafter becomes a party to this Agreement, the “Borrower”), MIDCAP FINANCIAL TRUST, as Agent for Lenders (in such capacity and together with its permitted successors and assigns, the “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.        Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of September 30, 2021 (as amended by that certain Limited Consent and Amendment No. 1 to Credit and Security Agreement, dated as of January 10, 2022 and that certain Amendment No. 2 to Credit and Security Agreement, dated as of September 6, 2022 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended hereby, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower in the amounts and manner set forth in the Credit Agreement.

B.         Borrowers have requested, and Agent and Lenders have agreed, to amend certain provisions of the Existing Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, and the Borrower hereby agree as follows:

1.        Recitals; Construction.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as modified hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.           Amendments.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.  For the avoidance of doubt, the Exhibits, Schedules and Annexes to the Credit Agreement shall not be amended except as expressly provided for above and in Exhibit A.

3.          Representations and Warranties; Reaffirmation of Security Interest.  Each Credit Party hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. Each Credit Party reaffirms its obligations under each Security Document to which it is a party, and confirms and agrees that all security interests and Liens granted to the Agent continue in full force and effect.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

MidCap / Strata / Amendment No. 3

4.          Conditions to Effectiveness.  This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a)        Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Agreement from Borrower, Agent and the Lenders;

(b)          Agent shall have received a fully executed copy of that certain Amended and Restated Fee Letter;

(c)          the Lenders (or a designated affiliate of a Lender) shall have received executed amended and restated warrants to purchase 800,000 shares in the aggregate of STRATA Skin Sciences, Inc.’s common stock, which warrants shall be in form and substance reasonably satisfactory to Agent and each Lender and an amended and restated registration rights agreement;

(d)          Agent shall have received an updated Perfection Certificate, in form and substance reasonably satisfactory to Agent;

(e)          Agent shall have received from Borrower updated versions of the Disclosure Schedule relating to Section 4.2(g) and Section 5.2 of the Credit Agreement, (b) the list of Intellectual Property and licenses on the Intangible Assets Schedule relating to Section 6.15 of the Credit Agreement, and (c) an update to the Disclosure Schedule relating to Sections 6.16(b) and 6.16(c) of the Credit Agreement, in form and substance reasonably satisfactory to Agent, in each case, correcting all outdated, inaccurate, incomplete or misleading information;

(f)          Agent shall have received a duly authorized, executed and delivered secretary’s certificate from Borrower certifying as to (i) the names and signatures of each officer of Borrower authorized to execute and deliver this Amendment and all documents executed in connection therewith, (ii) the organizational documents of Borrower attached to such certificate are complete and correct copies of such organizational documents as in effect on the date of such certification, (iii) the resolutions of Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of Borrower in its jurisdiction of organization;

(a)         Agent shall have received, with respect to the Credit Parties, (i) current UCC searches from the Secretary of State of its jurisdiction of organization; and (ii) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each applicable jurisdiction, in each case, with results reasonably acceptable to the Agent;

(g)          Agent shall have received an opinion of Borrower’s counsel, addressed to Agent and Lenders, addressing the matters that Agent may reasonably request;

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(h)        all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms, qualified by materiality, in all respects) as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(i)           prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents; and

(j)          the Borrowers shall have delivered such other documents, information, certificates, records, permits and filings as Agent may reasonably request.

5.          Costs and Fees.  Borrowers shall be responsible for the payment of all reasonable, documented and invoiced out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and any related Financing Documents.

6.          Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or that reasonably should have been known that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, known or that reasonably should have been known, existing on or before the date hereof.  Each Credit Party acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

7.         No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8.           Affirmation.  Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Existing Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party, including without limitation the granting of Liens in the Collateral to secure the Obligations and other Financing Documents.  Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the other Financing Documents, notwithstanding any prior course of conduct or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Credit Party confirms and agrees that all security interests and Liens granted to Agent pursuant to the Financing Documents continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.

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9.           Miscellaneous.

(a)       Reference to the Effect on the Credit Agreement. The Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.

(b)        THIS AGREEMENT AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EACH CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1 OF THE CREDIT AGREEMENT) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST SUCH CREDIT PARTY OR ITS PROPERTY. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE APPLICABLE CREDIT PARTY AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY, AGENT AND LENDERS PARTY HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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(d)        Incorporation of Credit Agreement Provisions.  The provisions contained in Section 12.2(b) (California Waivers), Section 12.3 (California Waiver) and Section 13.2 (Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e)          Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(g)          Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h)          Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)          Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name: Maurice Amsellem
Title: Authorized Signatory

Signature Page(s)
MidCap / Strata / Amendment No. 3

LENDERS:	MIDCAP FINANCIAL TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name: Maurice Amsellem
Title: Authorized Signatory

Signature Page(s)
MidCap / Strata / Amendment No. 3

LENDERS:	MIDCAP FUNDING XIII TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name: Maurice Amsellem
Title: Authorized Signatory

Signature Page(s)
MidCap / Strata / Amendment No. 3

LENDERS:	ELM 2020-3 TRUST

	By:	MidCap Financial Services Capital Management, LLC, as Servicer

By:
Name: John O’Dea
Title: Authorized Signatory

ELM 2020-4 TRUST

By:	By: MidCap Financial Services Capital Management, LLC, as Servicer

By:
Name: John O’Dea
Title: Authorized Signatory

Signature Page(s)
MidCap / Strata / Amendment No. 3

BORROWER:

STRATA SKIN SCIENCES, INC.

By:
Name
Title:

Signature Page(s)
MidCap / Strata / Amendment No. 3

~~Conformed Copy Thru~~Exhibit A to Amendment No. ~~2~~3

EXHIBIT A

Amended Credit Agreement

SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2021 (the “Closing Date”) by and among MIDCAP FINANCIAL TRUST,  a Delaware statutory trust (“MidCap”), as administrative agent, the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and STRATA SKIN SCIENCES, INC., a Delaware corporation (together with each of its subsidiaries that hereafter becomes a party to this Agreement, the “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders.  The parties agree as follows:

1           ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15.  All other terms contained in this Agreement, including on Exhibit A, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”  All references herein to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or analogous term, will be construed to mean also a division of or by a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable.  Any series of limited liability company shall be considered a separate Person.

2            CREDIT FACILITIES AND TERMS

2.1         Promise to Pay.  Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2         Credit Facilities.  Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments of all Lenders, the “Applicable Commitments”).

2.3         Term Credit Facilities.

(a)         Nature of Credit Facility; Credit Extension Requests.  For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower to be made by the applicable Lenders on any Business Day during the Draw Period for such Term Credit Facility, but no Credit Extensions in respect of a Credit Facility shall be made before the applicable Commitment Commencement Date or after the applicable Commitment Termination Date.  For any Credit Extension requested under a Term Credit Facility (other than a Credit Extension on the Closing Date), Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) five (5) Business Days prior to the date the Credit Extension is to be funded.  To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b)          Principal Payments.  Principal payable on account of a Term Credit Facility shall be payable by Borrower to Agent, for the account of the applicable Lenders in accordance with their respective Pro Rata Shares, immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Term Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under Term Credit Facilities shall be applied by Lenders to the applicable Term Credit Facility in inverse order of maturity.  The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the applicable Term Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the applicable Term Credit Facility.

(c)          Mandatory Prepayment.  If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances.  Additionally, at the election of Agent, Borrower shall prepay the Term Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Term Credit Facilities) in the following amounts:  (A) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of One Hundred Thousand Dollars ($100,000) for personal property, or in excess of Two Hundred Fifty Thousand Dollars ($250,000) for real property, in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt  encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) upon receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations.  Notwithstanding the foregoing, (a) so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to ($250,000) in the aggregate with respect to any property loss in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (x) shall be of greater, equal, or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of a Default or Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(d)         Permitted Prepayment.   Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility.  For the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent and each Lender of its election to prepay the Prepayable Amount at least thirty (30) days prior to such prepayment, and (ii) pays to Agent for payment to each applicable Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances.  The term “Prepayable Amount” means (x) $5,000,000 or more so long as no more than two prepayments under this Section 2.3(d) have been made and (y) otherwise all, but not less than all, of the Credit Extensions and all other Obligations under all Term Credit Facilities.

2.4         Reserved.

2.5         Reserved.

2.6          Interest and Payments; Administration.

(a)          Interest; Computation of Interest.

(i)          Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate.  Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance.  As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(ii)        In the event one or more of the following events occurs with respect to Term SOFR: (a) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; (b) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the SOFR Administrator, or a court or an entity with similar insolvency or resolution authority, which states that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; or (c) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator announcing that Term SOFR for a 1-month period is no longer, or as of a specified future date will no longer be, representative and Agent has provided Borrower with notice of the same, any outstanding affected SOFR Loans will be deemed to have been converted to Credit Extensions that bear interest at a rate based on the Applicable Prime Rate at the end of the Applicable Interest Period.

(iii)       In connection with Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.  Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes.

(b)          Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three hundred basis points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)         Payments Generally.  Except as otherwise provided in this Section 2.6(c) or otherwise in this Agreement or as otherwise directed by Agent, all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share.  Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as “Term” shall be made to Agent for the account of each applicable Lender.  All Obligations are payable upon demand of Agent in the absence of any other due date specified herein.  All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid.  Any payment required to be made to Agent or a Lender (and any servicer or trustee on behalf of a securitization vehicle designated by either) under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender (or any servicer designated or trustee on behalf of a securitization vehicle on behalf of either) from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender (or any servicer or trustee on behalf of a securitization vehicle designated on behalf of either) to debit any such accounts for any amounts Borrower owes hereunder when due.  Without limiting the foregoing, Borrower shall tender to Agent and Lenders any authorization forms as Agent or any Lender may require to implement such debit or automated clearing house payment.  These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 4:00 p.m. New York time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document.  Agent shall provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement).  Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d)         Interest Payments; Maturity Date.  Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6.  All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein.  If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e)         Fees.  Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, as applicable, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f)          Protective Advances.  Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement, the Warrants and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g)         Maximum Lawful Rate.  In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of New York.  Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable.  Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h)          Taxes; Additional Costs; Increased Costs; Inability to Determine Rates; Illegality.

(i)        Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law.  For purposes of this Section 2.6(h), the term “applicable law” shall include FATCA.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(h)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.  If Borrower fails to make any such required deduction or withholding, then Agent may make any such deduction or withholding and payment to the relevant Governmental Authority.

(ii)         Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(iii)        Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(h)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)        Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement or any Obligation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender pursuant to this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (iv).

(v)         As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.6(h), Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(vi)        Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made in connection with this Agreement or any Obligation shall deliver to Borrower and the Agent, at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(h)(vii)(A), (vii)(B) and (vii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(vii)       Without limiting the generality of the foregoing,

(A)       any Lender that is a U.S. Person shall deliver the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:

(1)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Financing Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Financing Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed copies of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) executed copies of IRS Form W-8BEN-E or W-8BEN, and (y) a certification to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC, together with such Other Tax Certification as Agent may reasonably request from time to time; or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, IRS Form W-9, and/or such Other Tax Certification from each beneficial owner as Agent may reasonably request, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide such Other Tax Certification as may be reasonably required by Agent on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such Other Tax Certification as may be prescribed by applicable law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Lender under any this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such Other Tax Certification reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.6(h)(vi) or (vii) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Agent in writing of its legal inability to do so.

(viii)      If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6(h) (including by the payment of additional amounts pursuant to this Section 2.6(h)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix)       If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(x)          If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 2.6); or (iii) impose on any Lender any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Credit Extension the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(xi)      If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion).  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(xii)      Each party’s obligations under this Section 2.6(h) shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

(i)           Administrative Fees and Charges.

(i)          Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the Books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Default has occurred within the preceding twelve (12) months, Agent shall be entitled to such reimbursement for no more than one audit and inspection per calendar quarter.

(ii)        If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7         Benchmark Replacement Setting; Conforming Changes.

(a)         Upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may (and shall work in good faith to) amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection thereto from Lenders comprising the Required Lenders.  No such replacement will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.  Agent will promptly notify Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes.

(b)         Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time, (a) if the then-current Benchmark is a term rate (including Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Applicable Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Applicable Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Agent will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section.

(c)       Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Applicable Index Rate for any outstanding affected Credit Extensions will be deemed to be the Applicable Prime Rate at the end of the Applicable Interest Period.

2.8       Secured Promissory Notes.  At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in form and substance satisfactory to Agent and Lenders (each a “Secured Promissory Note”).  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3            CONDITIONS OF credit extensions

3.1         Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make an advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2        Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)         satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, if any, in each case each in form and substance satisfactory to Agent and each Lender;

(b)          timely receipt by the Agent and each Lender of an executed Credit Extension Form in the form attached hereto;

(c)          (i)         for Credit Extensions made on the Closing Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date; and

(ii)          for Credit Extensions made after the Closing Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)          no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e)         payment in full of the fees owed to Agent and the Lenders in connection with the making of the applicable Credit Extensions, including pursuant to the Fee Letters;

(f)          Agent shall be satisfied with the results of any searches conducted under Section 3.5;

(g)         receipt by Agent of such evidence as Agent shall request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance satisfactory to Agent;

(h)          as determined in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the final business plan of Borrower presented to and accepted by Agent prior to the Closing Date; and

(i)         with respect to the Credit Extensions made on the Closing Date, each Lender (or its designated Affiliate) shall have received the Warrants (or additional Warrants, as the case may be) to purchase common stock of STRATA Skin Sciences, Inc. in an aggregate amount equal to eight and one half percent (8.50%) of the total principal amount of the Credit Extensions made by such Lender divided by the exercise price as set forth in such Warrants on the Closing Date.

3.3        Method of Borrowing.  Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility.  The date of funding for any requested Credit Extension shall be a Business Day.  To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer.  Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4         Funding of Credit Facilities.  In Agent’s discretion, Credit Extensions may be funded by Agent on behalf of the Lenders or by the Lenders directly.  If Agent elects to fund any Credit Extension on behalf of the Lenders, upon the terms and subject to the conditions set forth in this Agreement, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension.  Agent (or if Agent elects to have each Lender fund its Credit Extensions to Borrower directly, each Lender) shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on the specified date for the Credit Extension, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in each Lender’s discretion.

3.5        Searches.  Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower:  (a) title investigations, UCC searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4            CREATION OF SECURITY INTEREST

4.1       Grant of Security Interest.  Each Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.  Each Borrower represents, warrants and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

4.2         Representations and Covenants.

(a)         As of the Closing Date , Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than as disclosed on the Disclosure Schedule attached hereto).

(b)         Borrower shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all tangible Chattel Paper and all Instruments and documents owned at any time by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent.  Borrower shall provide Agent with “control” (as defined in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code.  Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments.  Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c)         Borrower shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent.  Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d)         Borrower shall promptly (and in any event within 10 days) advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e)       Except for Inventory in an aggregate amount of One Hundred Thousand Dollars ($100,000), no Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control.  Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall, in Agent’s discretion, obtain an Access Agreement or other acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f)          Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership.  Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g)         As of the Closing Date and each subsequent date that the representations and warranties under this Agreement are remade, all Deposit Accounts, Securities Accounts, Commodity Accounts or other bank accounts or investment accounts owned by Borrower, together with the purpose of such accounts and the financial institutions at which such accounts reside, are listed on the Disclosure Schedule.

(h)         Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.  Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Any financing statement may include a notice that any disposition of the Collateral in contravention of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

(i)          As of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law.  Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(j)          The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens, to the extent all necessary action has been timely and properly taken by Agent as contemplated by such Security Documents, are or will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.  Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens other than the actions described in Section 6.15.

(k)        All of the Pledged Equity that is issued by an issuer that is not a corporation is either (i) not (A) dealt in or traded on securities exchanges or in securities markets, (B) deemed to be investment company securities, (C) held by such Credit Party in a securities account or (D) subject to a control agreement with (x) the issuer of such Pledged Equity or (y) a securities intermediary relating to such Pledged Equity or (ii) under the control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of Agent, and such Credit Party has taken all action necessary to grant Agent control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of such Pledged Equity.  In addition none of the Pledged Equity that is issued by an issuer that is not a corporation, or any agreements governing any of such Pledged Equity, provides that such Pledged Equity is securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, to the extent applicable, whether as a result of actions by any issuer thereof or otherwise.

(l)          Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5            REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date, on the date of each Credit Extension, and on such other dates when such representations and warranties under this Agreement are remade or deemed to be remade:

5.1         Due Organization, Authorization: Power and Authority.

(a)          Each Credit Party and each Subsidiary is duly organized, validly existing and in good standing (if applicable in such entity’s jurisdiction of formation), as a Registered Organization in its respective jurisdiction of formation.  Each Credit Party and each Subsidiary has the power to own its assets and is qualified and licensed to do business and is in good standing (if applicable in such jurisdiction) in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms.  The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b)        The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement.  No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2         Litigation.  Except as disclosed on the Disclosure Schedule or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000.00) or that could result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.3         No Material Deterioration in Financial Condition; Financial Statements.  All financial statements for the Credit Parties delivered to Agent or any Lender fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party.  There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements and projections submitted to Agent or any Lender. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders.  Since December 31, 2020, nothing has occurred that has caused, or could reasonably be expected to result in, a Material Adverse Change.

5.4         Solvency.  The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities.  After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5        Subsidiaries; Investments; Margin Stock.  Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.  Without limiting the foregoing, Borrower and its Subsidiaries do not own or hold any Margin Stock.

5.6         Tax Returns and Payments; Pension Contributions.  Each Credit Party and its Subsidiaries has timely filed all required federal income tax returns and all other material tax returns and reports, and, except for those Taxes that are subject to a Permitted Contest or otherwise disclosed on the Disclosure Schedule, each Credit Party and its Subsidiaries has timely paid all foreign, federal, state and material local Taxes, assessments, deposits and contributions owed by such Credit Party.  Other than as disclosed to Agent in accordance with Section 6.2, Borrower is unaware of any claims or adjustments proposed for any prior tax years of any Credit Party or any Subsidiary which could result in additional Taxes becoming due and payable by such Credit Party.  No Credit Party nor any trade or business (whether or not incorporated) that is under common control with any Credit Party within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC) or Section 4001 of ERISA (an “ERISA Affiliate”) (i) has failed to satisfy the “minimum funding standards” (as defined in Section 412 of or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan, (ii) has incurred liability with respect to the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from any Pension Plan or incurred a cessation of operations that is treated as a withdrawal, (iii) has incurred any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), (iv) has had any “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) occur with respect to any Pension Plan or (v) failed to maintain (1) each “plan” (as defined by Section 3(3) of ERISA) in all material respects with the applicable provisions of ERISA, the IRC and other federal or state laws, and (2) the tax qualified status of each plan (as defined above) intended to be so qualified.

5.7        Intellectual Property and License Agreements.  A list of all Registered Intellectual Property of each Credit Party and all in-bound license or sublicense agreements, exclusive out-bound license or sublicense agreements, or other rights of any Credit Party to use Intellectual Property (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 6.14, is set forth on the Intangible Assets Schedule.  Such Intangible Assets Schedule shall be prepared by Borrower in the form provided by Agent and contain all information required in such form.  Except for Permitted Licenses, each Credit Party is the sole owner of its Intellectual Property free and clear of any Liens.  Each Patent is valid and enforceable and no part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.8         Regulatory Status.   All of Borrower’s Products and Regulatory Required Permits are listed on the Products Schedule and Regulatory Required Permits Schedule, respectively (as updated from time to time pursuant to Section 6.14), and Borrower has delivered to Agent a copy of all Regulatory Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 6.16.  With respect to any Product, (i) Borrower and its Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing or sale of such Product as currently being conducted by or on behalf of Borrower, and have provided Agent and each Lender with all notices and other information required by Section 6.16, (ii) such Product is being tested, manufactured, marketed or sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits.  As of the Closing Date, there have been no Regulatory Reporting Events.

5.9         No Default.  No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing.

5.10     Accuracy of Schedules and Perfection Certificate.  All information set forth in the Disclosure Schedule, Intangible Assets Schedule, the Regulatory Required Permits Schedule and the Products Schedule is true, accurate and complete as of the Closing Date, the date of delivery of the last Compliance Certificate and any other subsequent date on which Borrower is requested to update such certificate.  All information set forth in the Perfection Certificate is true, accurate and complete as of the Closing Date and any other subsequent date on which Borrower is requested to update such certificate.

6            AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1         Organization and Existence; Government Compliance.

(a)         Each Credit Party and its Subsidiaries shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b)         Each Credit Party and its Subsidiaries shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.  Each Credit Party shall, and shall cause each Subsidiary to, obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change.  Upon request of Agent or any Lender, each Credit Party shall promptly (and in any event within three (3) Business Days) provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked.  Notwithstanding the foregoing, each Credit Party shall comply with Section 6.16 as it relates to Regulatory Required Permits and to the extent that there is a conflict between this Section and Section 6.16 as it relates to Regulatory Required Permits, Section 6.16 shall govern.

6.2         Financial Statements, Reports, Certificates.

(a)        Each Credit Party shall deliver to Agent and each Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such quarter certified by a Responsible Officer and in a form acceptable to Agent and each Lender; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of a Credit Party’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent and each Lender in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party’s governing board, but no later than sixty (60) days after the last day of such Credit Party’s fiscal year, and as amended and/or updated, such Credit Party’s financial projections for current fiscal year; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of such Credit Party’s security holders or to any holders of Subordinated Debt; (v) in the event that such Credit Party is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8‑K filed with the Securities and Exchange Commission (“SEC”) or a link thereto on such Credit Party’s or another website on the Internet; (vi) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by a Credit Party, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); (vii) promptly (and in any event within ten (10) days of any request therefor) such readily available budgets, sales projections, operating plans, financial information and other information, reports or statements regarding the Credit Parties or their respective businesses, contractors and subcontractors reasonably requested by Agent or any Lender; and (viii) within ten (10) days after any Credit Party becomes aware of any material claim or adjustment proposed for any prior tax years of any Credit Party or any of their Subsidiaries which could result in additional Taxes becoming due and payable by such Credit Party or Subsidiary, notice of such material claim or adjustment.

(b)       Within thirty (30) days after the last day of each month, Borrower shall deliver to Agent and each Lender with the monthly cash statements described in Section 6.2(a)(vi) above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)         Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Upon at least two Business Days’ prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred), Borrower shall allow, and cause each Credit Party to allow, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired; provided, however, that Agent shall conduct no more than two (2) such visits and inspections per twelve (12) month period unless a Default or Event of Default has occurred during such period.  Borrower shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections.

(d)        Borrower shall, and shall cause each Credit Party to, deliver to Agent and each Lender, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Required Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries (except that reporting related to Regulatory Required Permits and/or Regulatory Reporting Events shall be governed by Section 6.16).

(e)        Borrower shall, and shall cause each Credit Party to, promptly after the request by any Lender, provide all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

6.3         Maintenance of Property.  Borrower shall, and shall cause each Credit Party to, cause all equipment and other tangible personal property used in the Ordinary Course of Business other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Borrower shall cause each Credit Party to keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date.  Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) of Inventory collectively among all Credit Parties.

6.4         Taxes; Pensions.  Borrower shall timely file and cause each Credit Party to timely file, all required tax returns and reports and timely pay, and cause each Credit Party to timely pay, all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments; provided, however, that a Credit Party may defer payment of any contested Taxes, so long as such Credit Party (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested Taxes from obtaining a Lien upon any of the Collateral (such contest, a “Permitted Contest”).  Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.  Each Credit Party and their ERISA Affiliates shall timely make all required contributions to each Pension Plan and shall maintain each “plan” (as defined by Section 3(3) of ERISA) in material compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal and state laws.  Borrower shall give written notice to Agent and each Lender promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of any (i) Credit Party’s or any ERISA Affiliate’s failure to make any contribution required to be made with respect to any Pension Plan not having been timely made, (ii)  notice of the PBGC’s, any Credit Party’s or any ERISA Affiliate’s intention to terminate or to have a trustee appointed to administer any such Pension Plan, or (iii) complete or partial withdrawal by any Credit Party or any ERISA Affiliate from any Pension Plan.

6.5       Insurance.  Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured.  No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing.  If required by Agent and to the extent possible within the policies of each insurer, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ (ten (10) days’ for non-payment of premium) notice before canceling, amending, or declining to renew its policy.  At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments.  If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6         Collateral Accounts.

(a)          Borrower shall, and shall cause each Credit Party to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution.  In addition, subject to Section 6.6(b) below, for each Collateral Account that any Credit Party at any time maintains (and in connection with any such Collateral Account established after the Closing Date, prior to opening such Collateral Account), Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement, may not be terminated without prior written consent of Agent.

(b)          The provisions of the previous sentence shall not apply to any deposit accounts exclusively used for payroll, payroll taxes and, in Agent’s discretion, other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that at all times following the post-closing period set forth on the Post-Closing Obligations Schedule, Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account (each a “Payroll Account”) and provided, further that the aggregate balance in such Payroll Accounts does not exceed the amount necessary to make the immediately succeeding payroll, payroll tax or benefit payment (or such minimum amount as may be required by any requirement of Law with respect to such accounts).

6.7         Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation.

(a)        Borrower shall promptly (and in any event within the time periods specified below) provide written notice to Agent and each Lender of the following:

(i)         Within three (3) Business Days of Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;

(ii)         Within three (3) Business Days of Borrower becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000) or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing;

(iii)        (A) Within three (3) Business Days of Borrower (1) executing and delivering any amendment, consent, waiver or other modification to any Material Agreement which is material and adverse to such Material Agreement or which could reasonably be expected to have a Material Adverse Effect or (2)  receiving or delivering any notice of termination or default or similar notice in connection with any Material Agreement and (B) together with delivery of the next Compliance Certificate (included as an update to the Disclosure Schedule delivered therewith), the execution of any new Material Agreement and/or any new material amendment, consent, waiver or other modification to any Material Agreement not previously disclosed.

(b)        Borrower shall, and shall cause each Credit Party, to provide such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any of the events or notices described in clause (a).  From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent and each Lender, without expense to Agent or any Lender, each Credit Party’s officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

6.8        Creation/Acquisition of Subsidiaries.  Borrower shall provide Agent with at least thirty (30) days (or such shorter period as Agent may accept in its sole discretion) prior written notice of its intention to create or, to the extent permitted pursuant to this Agreement, acquire a new Subsidiary.  Upon such creation or, to the extent permitted hereunder, acquisition of any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) take all such action as may be reasonably required by Agent or the Required Lenders (a) to cause each such Subsidiary to either, in the discretion of Agent, become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents; (b) to grant a continuing pledge and first priority security interest in and to the assets of such Subsidiary pursuant to joinder documents in form and substance reasonably satisfactory to Agent; (c) to grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected first priority security interest in the stock, units or other evidence of ownership of each Subsidiary pursuant to documents in form and substance reasonably satisfactory to Agent and (d) deliver certified copies of such Subsidiary’s certificate, articles of incorporation or other organizational documents, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the board of directors or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other reasonable actions as may be reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent (the foregoing collectively, the “Joinder Requirements”); provided, that the Credit Parties shall not be permitted to make any Investment in such Subsidiary until such time as the Credit Parties and such Subsidiary have satisfied the Joinder Requirements.

6.9         Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents and the payment in full on the Closing Date of certain existing Indebtedness of Borrower, and (b) for working capital needs of Borrower and its Subsidiaries.  No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use or to purchase Margin Stock.

6.10       Hazardous Materials; Remediation.

(a)         If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)         Borrower will provide Agent within thirty (30) days after written  demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c)         If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11      Power of Attorney.  Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following:  (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral (in each case, so long as no Default or Event of Default has occurred, other than Permitted Liens), or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Person comprising Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (B) make, settle, and adjust all claims under Borrower’s insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12      Further Assurances.  Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

6.13      Post-Closing Obligations.  Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as the same may be extended by Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14      Disclosure Schedule Updates.  Borrower shall, deliver to Agent, together with each Compliance Certificate, (a) an update to the Disclosure Schedule relating to Section 4.2(g) and Section 5.2, (b) the list of Intellectual Property and licenses on the Intangible Assets Schedule relating to Section 6.15, and (c) an update to the Disclosure Schedule relating to Sections 6.16(b) and 6.16(c), in each case, containing such information as is required pursuant to the terms of Sections 4.2(g), 5.2, 6.15, 6.16(b) and 6.16(c) of this Agreement, as applicable.

6.15       Intellectual Property and Licensing.

(a)          Together with each Compliance Certificate required to be delivered pursuant to Section 6.2(b) to the extent (A) Borrower acquires and/or develops any new Registered Intellectual Property, or (B) Borrower enters into or becomes bound by any additional in-bound license or sublicense agreement, any additional exclusive out-bound license or sublicense agreement or other agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), or (C) there occurs any other material change in Borrower’s Registered Intellectual Property, in-bound licenses or sublicenses or exclusive out-bound licenses or sublicenses from that listed on the Intangible Assets Schedule, together with such Compliance Certificate, deliver to Agent an updated Intangible Assets Schedule reflecting such updated information.

(b)          If Borrower obtains any Registered Intellectual Property (other than copyrights, mask works and related applications, which are addressed below), Borrower shall promptly execute such intellectual property security agreements (which shall be filed in the United States Patent and Trademark Office) and other documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property.  If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding Exhibits thereto); (y) execute an intellectual property security agreement and such other documents and provide such other information and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.

(c)          Borrower shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(d)          Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Assets.  Borrower shall cause all Registered Intellectual Property to be duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  Borrower shall at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others.  Borrower shall (i) protect, defend and maintain the validity and enforceability of its Material Intangible Assets (ii) promptly advise Agent in writing of material infringements of its Material Intangible Assets, or of a material claim of infringement by Borrower on the Intellectual Property rights of others; and (iii) not allow any of Borrower’s Material Intangible Assets to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable except for those certain patents identified on the Disclosure Schedule relating to Section 6.15(d) on the Closing Date, which Borrower has identified thereon as no longer relevant to Borrower’s business which patents Borrower shall not be required to maintain as valid and enforceable.  Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property.

6.16       Regulatory Reporting and Covenants.

(a)          Borrower shall notify Agent and each Lender promptly (and in any event within 3 Business Days of receiving, becoming aware of or determining that (each, a “Regulatory Reporting Event” and collectively, the “Regulatory Reporting Events”)):  (i) any Governmental Authority, specifically including the FDA is conducting or has conducted (A) if applicable, any investigation of Borrower’s or its Subsidiaries’ manufacturing facilities and processes for any Product which has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the Ordinary Course of Business associated with the renewal of a Regulatory Required Permit and which could not reasonably be expected to result in a Material Adverse Change), (ii) development, testing, and/or manufacturing of any Product should cease, (iii) if a Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace, (iv) any Regulatory Required Permit has been revoked or withdrawn, (v) adverse clinical test results with respect to any Product which have or could reasonably be expected to result in a Material Adverse Change, (vi) any Product recalls or voluntary Product withdrawals from any market (other than discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall) or (vii) any significant failures in the manufacturing of any Product such that the amount of such Product successfully manufactured in accordance with all specifications thereof and the required payments to be made to Borrower therefor in any month shall decrease significantly with respect to the quantities of such Product and payments produced in the prior month.  Borrower shall provide to Agent or any Lender such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any such Regulatory Reporting Event.

(b)          Borrower shall, and shall cause each Credit Party to, obtain all Regulatory Required Permits necessary for compliance in all material respects with Laws with respect to testing, manufacturing, developing, selling or marketing of Products and shall, and shall cause each Credit Party to, maintain and comply fully and completely in all respects with all such Regulatory Required Permits, the noncompliance with which could have a Material Adverse Change.  In the event Borrower or any Credit Party obtains any new Regulatory Required Permit or any information on the Regulatory Required Permits Schedule becomes outdated, inaccurate, incomplete or misleading, Borrower shall, together with the next Compliance Certificate required to be delivered under this Agreement after such event provide Agent with an updated Regulatory Required Permits Schedule including such updated information.

(c)         If, after the Closing Date, (i) Borrower determines to manufacture, sell, develop, test or market any new Product, Borrower shall deliver prior written notice to Agent of such determination (which shall include a brief description of such Product) and, together with delivery of the next Compliance Certificate shall provide an updated Intangible Assets Schedule, Products Schedule and Regulatory Required Permits Schedule (and copies of such Required Permits as Agent may request) reflecting updates related to such determination.

7            NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party or any Subsidiary to do, any of the following without the prior written consent of Agent:

7.1       Dispositions.  Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) (including by merger, allocation of assets (including allocation of assets to any series of a limited liability company), division, consolidation or amalgamation) all or any part of its business or property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; or (b) sales or abandonment of (i) worn‑out or obsolete Equipment or (ii) other Equipment that is no longer used or useful in the business of Borrower with a fair salable value not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in each fiscal year of Borrower for all such Equipment; (c) to the extent they may constitute a Transfer, Permitted Liens; (d) to the extent they may constitute a Transfer, Permitted Investments; (e) Permitted Licenses; or (f) abandonment of the patents in accordance with Section 6.15(d)(iii).

7.2       Changes in Business, Management, Ownership or Business Locations.  (a) Engage in , or permit any of its Subsidiaries to engage in, any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; provided that an Inactive Subsidiary may liquidate or dissolve so long as such Subsidiary distributes its assets to a Credit Party upon such liquidation or dissolution; (c) (i) have a change in Responsible Officer where a suitable permanent replacement, as approved by Borrower’s board of directors, has not been named and hired by not later than ninety (90) days after such change, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreements with respect to such transactions provide for, as a condition precedent to the consummation thereof, either (x) the indefeasible payment in full of the Obligations or (y) the consent of the Agent and Lenders; (d) add any new offices or business locations, or enter into any new leases with respect to existing offices or business locations without first delivering a fully-executed Access Agreement to Agent (except as otherwise provided below); (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name unless Borrower has given at least thirty (30) days prior written notice to Agent of Borrower’s intention to take any such action (which such written notice shall include an updated version of any Disclosure Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Agent with respect to the Collateral; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.  Notwithstanding the foregoing, in the case of subpart (d) preceding, provided that the applicable lease or license agreement, or applicable law, do not grant to the landlord or licensor any Lien upon intangible assets of the tenant or licensee, subpart (d) shall not restrict leases or licenses for (i) such new or existing offices or business locations containing less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property and not containing Borrower’s Books and (ii) any new or existing business location constituting a warehouse, consignee or bailee location that does not contain any of Borrower’s Books and would not otherwise require an Access Agreement pursuant to the criteria set forth in Section 4.2(e).

7.3        Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Person already comprising Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, (d) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (e) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

7.4        Indebtedness.  (a) Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness or (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.3) prior to its scheduled maturity.

7.5        Encumbrance.  (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or other property (including Intellectual Property), except as is otherwise permitted in the definition of “Permitted Liens” herein.

7.6         Maintenance of Collateral Accounts.  Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7         Distributions; Investments; Margin Stock.   (a) Pay any dividends (other than dividends payable solely in common stock) or make or allow any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its Equity Interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any twelve (12) month period), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.  Without limiting the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or carry Margin Stock.

7.8       Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Article 7 of this Agreement, and (c) transactions permitted by Section 7.7 of this Agreement.

7.9        Subordinated Debt.  (a) Make or permit any payment on, or distribution in respect of, any Subordinated Debt, except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject.

7.10      Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of any Credit Extension for that purpose; (i) fail, or permit any ERISA Affiliate to fail, to meet “minimum funding standards” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, (ii) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) a “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) to occur, (iii) engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code that could result in liability in excess of $150,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (iv) fail to comply with the Federal Fair Labor Standards Act that could result in liability in excess of $150,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (v) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) the withdrawal from participation in any Pension Plan, or (vi) incur, or permit any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof to incur, any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA).

7.11     Amendments to Organization Documents and Material Agreements.  Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to Borrower, that is adverse to Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than a change in registered agents, or a change that could not adversely affect the rights of Agent or Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization), in each case, without the prior written consent of Agent.  Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

7.12       Compliance with Anti-Terrorism Laws.  Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

7.13      Restrictions on Inactive Subsidiary.   Borrower shall not permit any Inactive Subsidiary to (a) conduct any business operations, (b) have any assets (including any licenses or permits) or any liabilities (other than de minimis assets or liabilities), (c) own any capital stock of any Credit Party or any other Subsidiary of any Credit Party (other than another Inactive Subsidiary), or (d) operate any part of Borrower’s business.  For the avoidance of doubt, Borrower shall not make any Investment in or transfer any assets to any Inactive Subsidiary.

8            RESERVED

9            FINANCIAL COVENANTS

9.1        Minimum Net Revenue.   Borrowers shall not permit Net Revenue for any Defined Period, as tested quarterly on the last day of the applicable Defined Period, to be less than the Applicable Minimum Net Revenue Threshold for such Defined Period.  A breach of a financial covenant contained in this Section 9.1 shall be deemed to have occurred as of the last day of any specified Defined Period, regardless of when the financial statements reflecting such breach are delivered to Agent.

9.2         Minimum Cash.  Commencing on the Third Amendment Effective Date and continuing at all times thereafter, Borrowers shall not permit Borrower Unrestricted Cash, at any time, to be less than Three Million Dollars ($3,000,000).

9.3        ~~9.2~~ Evidence of Compliance.  Borrower shall furnish to Agent, together with the monthly financial reporting required of Borrower in this Agreement, a Compliance Certificate in accordance with Section 6.2(b) as evidence of Borrower compliance with the covenants in this Article 9. The Compliance Certificate shall include, without limitation, (i) a statement and report, on a form approved by Agent, detailing Borrower’s calculations, (ii) the monthly cash and cash equivalents of Borrower and Borrower and its consolidated Subsidiaries and, if requested by Agent, bank statements and (iii) if requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

10          EVENTS OF DEFAULT

10.1       Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a)        Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof).

(b)        Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within ten (10) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default;

(c)          Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.7(a), 6.8, 6.9, 6.10, 6.13, 6.15 or 6.16, Article 7 or Article 9.

(d)          Any representation, warranty, certification or statement made by any Credit Party, and holder of Subordinated Debt or any other Person acting for or on behalf of a Credit Party or a holder of Subordinated Debt (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document, or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)          (i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than One Hundred Thousand Dollars ($100,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for such Credit Party’s principal place of business or any place of business that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt, or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, or (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f)          (i) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party or any Subsidiary of a Credit Party in any jurisdiction seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party or any Subsidiary of a Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g)         (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h)        (i) any court order enjoins, restrains, or prevents a Credit Party or a Subsidiary of a Credit Party from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party or any Subsidiary of a Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of $100,000 shall be rendered against any or all Credit Parties or their Subsidiaries and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect,

(i)         any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j)          (i) A Change in Control occurs or (ii) any Credit Party or direct or indirect equity owner in a Credit Party shall enter into an agreement which contemplates a Change in Control (unless such agreement is either (A) non-binding on such Credit Party or (B) provides for, as a condition precedent to the consummation of such agreement, either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders);

(k)          Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in a materially adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(l)          (i) the voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, has or could reasonably be expected to result in Material Adverse Change,  (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority which has or could reasonably be expected to result in a Material Adverse Change, or (iv) the occurrence of adverse test results in connection with a Product which could result in Material Adverse Change.

(m)       If any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange, including, for the avoidance of doubt, the over-the-counter bulletin board or the over-the-counter markets group exchanges managed by the Financial Industry Regulatory Authority, Inc.;

(n)          The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change; or

(o)          Agent determines, based on information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more financial covenants in this Agreement during the next succeeding financial reporting period.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2       Rights and Remedies.

(a)          Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of the Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if  any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to  advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)         Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi)  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii)  place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3       Notices.  Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) days prior to such action.

10.4       Protective Payments.  If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, constituting principal and bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral.  No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5      Liability for Collateral No Waiver; Remedies Cumulative.  So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.  Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given.  Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative.  Agent has all rights and remedies provided under the Code, by Law, or in equity.  Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver.  Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6      Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents.  Borrower shall remain fully liable for any deficiency.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7       Waivers.

(a)          Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives:  (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws.  Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)         Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)          To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements.  Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents.  Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)         Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e)          Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents.  To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8     Injunctive Relief.  The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein.  However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.  Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief.  By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

11          NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Agent, Lender or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
Attention: Matt Hill, Chief Financial Officer
E-Mail: mhill@strataskin.com

If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 300
Bethesda, MD 20814
Attn: Account Manager for Strata Skin Sciences transaction
Email:  notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 300
Bethesda, MD 20814
Attn: Legal
Email:  legalnotices@midcapfinancial.com

If to any Lender other than MidCap: at the address set forth in the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.

12          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.1    THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND ANY SUCH OTHER JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2      (a)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(b)         IN THE EVENT THAT ANY SUCH ACTION IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN THE SECTION ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:

(i)         WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (II) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING.  EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).

(ii)      THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D).  THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(iii)       THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES.  IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE).  A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(iv)      EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH A REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR THE COURT REPORTER.  SUBJECT TO THE REFEREE’S POWER TO AWARD COSTS TO THE PREVAILING PARTY, THE CREDIT PARTIES WILL PAY THE COST OF THE REFEREE AND ALL COURT REPORTERS.

(v)        THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW.  THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING.  THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE PROCEEDING.  PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE.  THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE.  THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

(vi)        NEITHER THE INCLUSION OF THIS SECTION 12.2(b), NOR ANY REFERENCE TO CALIFORNIA LAW CONTAINED HEREIN SHALL BE DEEMED TO AFFECT OR LIMIT IN ANY WAY THE PARTIES’ CHOICE OF NEW YORK LAW OR IMPLY THAT THE CREDIT PARTIES HAVE AGREED TO VENUE IN CALIFORNIA.

12.3       California Waiver.

(a)         BY SIGNING BELOW, EACH BORROWER WAIVES ANY RIGHT, UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 OR OTHERWISE, TO PREPAY ANY PORTION OF THE OUTSTANDING PRINCIPAL BALANCE UNDER THIS AGREEMENT WITHOUT A PREPAYMENT FEE.  EACH BORROWER ACKNOWLEDGES THAT PREPAYMENT OF THE PRINCIPAL BALANCE MAY RESULT IN AGENT AND/OR A LENDER INCURRING ADDITIONAL LOSSES, COSTS, EXPENSES AND LIABILITIES, INCLUDING LOST REVENUE AND LOST PROFITS.  EACH BORROWER THEREFORE AGREES TO PAY A PREPAYMENT FEE AND HEREIN IF ANY PRINCIPAL AMOUNT IS PREPAID, WHETHER VOLUNTARILY OR BY REASON OF ACCELERATION, INCLUDING ACCELERATION UPON ANY SALE OR OTHER TRANSFER OF ANY INTEREST IN THE COLLATERAL.EACH BORROWER FURTHER AGREES THAT AGENT’S AND EACH LENDER’S WILLINGNESS TO OFFER THE INTEREST RATE DESCRIBED HEREIN TO BORROWER IS SUFFICIENT AND INDEPENDENT CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY AGENT AND THE LENDERS FOR THIS WAIVER.  EACH BORROWER UNDERSTANDS THAT AGENT AND THE LENDERS WOULD NOT OFFER SUCH AN INTEREST RATE TO THE BORROWER ABSENT THIS WAIVER.

(b)       California Waiver; No Hearing Required.  Each Borrower waives any right or defense it may have at Law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

(c)          Borrower Acknowledgment.  California Civil Code Section 2955.5(a) provides as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” For purposes of the foregoing, (i) the term “hazard insurance coverage” means insurance against losses caused by perils which are commonly covered in policies described as a “Homeowner’s Policy,” “General Property Form,” “Guaranteed Replacement Cost Insurance,” “Special Building Form,” “Standard Fire,” “Standard Fire with Extended Coverage,” “Standard Fire with Special Form Endorsement,” or comparable insurance coverage to protect the real property against loss or damage from fire and other perils covered within the scope of a standard extended coverage endorsement, and (ii) the term “Improvements” means buildings or structures attached to the real property.  Each Borrower acknowledges having received this disclosure prior to execution of the Financing Documents to be delivered by Borrower in connection with the Credit Facilities.

13          GENERAL PROVISIONS

13.1       Successors and Assigns.

(a)         This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).   Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder; provided that, unless an Event of Default has occurred and is continuing, no Lender shall assign any of such Lender’s rights or obligations hereunder to a direct competitor of any Credit Party. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.  Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b)         From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination).  Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c)          Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a Register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this  purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d)        Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register (or as applicable Participant Register) and no assignment thereof shall be effective until recorded therein.  This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2       Indemnification.

(a)         Borrower hereby agrees to promptly pay (i) (A) all costs and expenses of Agent and Lenders (including, without limitation, the costs, expenses and reasonable fees of counsel to, and independent appraisers and consultants retained by, Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, and in connection with the continued administration of the Financing Documents including (1) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (2) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (B) costs and expenses of Agent in connection with the performance by Agent of its rights and remedies under the Financing Documents; (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrower further agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b)          Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the disbursements and reasonable fees of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c)       Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(d)          Borrower for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, hereby further specifically waives any rights that it may have under Section 1542 of the California Civil Code (to the extent applicable), which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,” and further waives any similar rights under applicable Laws.

(e)          Without limiting the generality of Section 13.15 or any other provision hereof, each Borrower, to the maximum extent permitted by law, expressly waives:

(i)          all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed such Borrower’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and

(ii)         all rights and defenses that such Borrower may have relating to Obligations that are or become secured by real property.  This means, among other things: (A) Agent may collect from such Borrower without first foreclosing on any real property or personal property collateral pledged by any other Borrower and (B) if Agent forecloses on any real property pledged by any Borrower or any Guarantor: (1) the amount of the Obligations may be reduced only by the price for which such collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price; and (2) Agent may collect from such Borrower even if Agent, by foreclosing on any such real property, has destroyed any right such Borrower may have to collect from the other Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have relating to Obligations that are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable statutes.  As provided in Section 12.1 hereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The foregoing provisions are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Agreement or the Obligations.

13.3       Time of Essence.  Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4       Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5      Correction of Financing Documents.  Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6      Integration.  This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

13.8       Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.  All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9       Confidentiality.  In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; and (h) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates.  Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.  Agent and/or Lenders may use confidential information for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10     Right of Set-off.   Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11     Publicity.  Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure.  Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication.  In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.  With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13    Approvals.  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14     Amendments; Required Lenders; Inter-Lender Matters.

(a)          No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders.  Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)          No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender.  For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders

(c)          Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders.  Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below).  All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  As used in this Section, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15    Borrower Liability.  If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (1) any suretyship defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy.  The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets.  Notwithstanding any other provision of this Agreement or other related document, until the indefeasible payment in cash in full of the Obligations (other than inchoate indemnity obligations) and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16     Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17.    USA PATRIOT Act Notification.  Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

13.18    Warrants.  Notwithstanding anything to the contrary herein, any warrants issued to the Lenders (or any of their Affiliates) by any Credit Party, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement.  Nothing herein shall affect any Lender’s (or any of their Affiliates’) rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

14          AGENT

14.1     Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  The duties of Agent shall be mechanical and administrative in nature.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2       Successor Agent.

(a)          Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower.  Following any such assignment, Agent shall give notice to the Lenders and Borrower.  An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)         Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c)          Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)).  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3      Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4       Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined  below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof.  The term “Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5      Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6       Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7       Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8       Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each  Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.  The term “Indemnified Liabilities” means those liabilities described in Section 13.2(a) and Section 13.2(b).

14.9      Agent in its Individual Capacity.  With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders.  MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10    Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances.  To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11    Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12     Advances; Payments; Non-Funding Lenders.

(a)          Advances; Payments.  If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)          Return of Payments.

(i)          If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)        If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13     Miscellaneous.

(a)          Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder.  The failure of any Non‑Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document.  At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b)          Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party.  Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  No documentation other than notices and the like shall be required to implement the terms of this Section.  The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases.

14.14    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)        the variation of the terms of such liability  in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

15          DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person (whether through the ownership of voting securities, by contract or otherwise), and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

 “Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2

“Applicable Floor” means for each Credit Facility the per annum rate of interest specified on the Credit Facility Schedule.

“Applicable Index Rate” means, from and after the SOFR Implementation Date, for any Applicable Interest Period, the rate per annum determined by Agent equal to the Applicable SOFR Rate; provided, however, that in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent or any Lender, make it unlawful or impractical for Agent or such Lender to fund or maintain Obligations bearing interest based upon the Applicable SOFR Rate, Agent or such Lender shall give notice of such changed circumstances to Agent and Borrower and the Applicable Index Rate for Obligations outstanding or thereafter extended or made by Agent or such Lender shall thereafter be the Applicable Prime Rate until Agent or such Lender determines (as to the portion of the Credit Extensions or Obligations owed to it) that it would no longer be unlawful or impractical to fund or maintain such Obligations or Credit Extensions at the Applicable SOFR Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Applicable Interest Rate Determination Date, that adequate and fair means do not exist for ascertaining the interest rate applicable to any Credit Facility on the basis provided for herein, then Agent may select a comparable replacement index and corresponding margin.

“Applicable Interest Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule; provided, however, that, at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Period shall mean the period commencing as of the most recent Applicable Interest Rate Determination Date and continuing until the next Applicable Interest Rate Determination Date or such earlier date as the Applicable Prime Rate shall no longer be the Applicable Index Rate; and provided, further, that, at any time Term SOFR is adjusted as set forth in this Agreement, or re-implemented following invocation of the Applicable Prime Rate as permitted herein, the Applicable Interest Period shall mean the period commencing as of such adjustment or re-implementation and continuing until the next Applicable Interest Rate Determination Date, if any.

“Applicable Interest Rate” means a per annum rate of interest equal to the Applicable Index Rate plus the Applicable Margin.

“Applicable Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period; provided, however, that, at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Rate Determination Date means the date of any change in the Base Rate Index; and provided, further, that, at any time Term SOFR is adjusted as set forth in this Agreement, the Applicable Interest Rate Determination Date shall mean the date of such adjustment or the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period, as elected by Agent.

“Applicable Margin” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Minimum Net Revenue Threshold” means (i) for each Defined Period ending on or before December 31, 2025, the minimum Net Revenue amount set forth on the Minimum Net Revenue Schedule attached hereto for such Defined Period~~.~~ and (ii) for each Defined Period ending after December 31, 2025, a minimum Net Revenue amount for such Defined Period to be determined by Agent, in good faith on or prior to March 5th of the year in which such Defined Period ends, in consultation with Borrower, based upon the most recent financial information and projections provided by Borrower pursuant to Section 6.2 of this Agreement; provided that in no event shall the minimum Net Revenue amount for any such Defined Period under this clause (ii) be less than an amount equal to the greater of (x) the applicable minimum Net Revenue amount for the immediately preceding date the financial covenant in Section 9.1 was tested, and (y) $40,000,000.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Applicable Prime Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Base Rate Index.

“Applicable SOFR Rate” means, with respect to each day during which interest accrues on a Credit Extension, the rate per annum (expressed as a percentage) equal to (a) Term SOFR for the Applicable Interest Period for such day; or (b) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 2.7, such Benchmark Replacement for such day. Notwithstanding the foregoing, the Applicable SOFR Rate shall not at any time be less the Applicable Floor.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Applicable Interest Period” or similar term pursuant to Section 2.7.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) as being the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate Index.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.7.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Applicable Floor, such Benchmark Replacement will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Financing Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at such time, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.  For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.7.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.  The term “any Borrower” shall refer to any Person comprising Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

“Borrower Unrestricted Cash” means, as of any date of determination, unrestricted cash and cash equivalents of the Borrower that (a) are held in the name of Borrower in a Deposit Account or Securities Account located in the United States that is subject to a Control Agreement in favor of Agent, (b) are not subject to any Lien (other than Permitted Liens), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction as of the applicable date of determination.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close; provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.

“Change in Control” means any event, transaction, series of related transactions or occurrence as a result of which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the combined voting power of all voting Equity Interests of Borrower (as applicable) on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, that the foregoing provisions shall not apply to the acquisition of beneficial ownership of fifty percent (50%) or more of the combined voting power of all voting Equity Interests of Borrower (as applicable) by any, or any combination of in the aggregate, of Accelmed Partners LP, Accelmed Partners GP, its general partner, Accelmed Partners Inc., its management company, or Uri Geiger, the managing director of Accelmed Partners Inc.; (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors or board of managers or similar governing Person(s) of Borrower (together with any new directors or managers whose election by the board of directors or board of managers or similar governing Person(s) of Borrower was approved by a vote of not less than a majority of the directors or managers then still in office who either were directors or managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors or managers then in office; (c) the occurrence of any “change in control” or any term or provision of similar effect under any Subordinated Debt Document or Borrower’s Operating Documents; or (d) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including (a) changes to the definition of “Applicable Interest Period”, “Base Rate Index”, “Business Day”, “Reference Time” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of Section 2.6(h), and (e) other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement, each of which shall be in form and substance satisfactory to Agent, entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively; provided, however, that in no event shall an Inactive Subsidiary be a “Credit Party”  for purposes of this Agreement or the other Financing Documents.

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Defined Period” means for any given calendar quarter or date of determination, the immediately preceding twelve (12) month period ending on the last day of such calendar quarter or if such date of determination is not the last day of a calendar quarter, the twelve (12) month period immediately preceding any such date of determination.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dermatology Recurring Procedures Revenue” means for any Defined Period, consolidated revenues of Credit Parties (as determined in accordance with GAAP) generated in the Ordinary Course of Business during such Defined Period exclusively from payments made by third party dermatologists for the usage of the Borrower’s equipment by such dermatologists to perform XTRAC and TheraClear Acne Therapy System procedures.

“Designated Funding Account” is Borrower’s Deposit Account, account number 4375499944, maintained with Wells Fargo Bank, N.A. and over which Agent has been granted a Control Agreement.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Person to which assignment by Agent or a Lender of its rights, powers, privileges and duties under this Agreement would trigger any additional liabilities or withholding obligations for the Credit Parties under Section 2.6(h) of this Agreement unless Agent or the assigning Lender has provided prior written notice of such proposed assignment to Borrower or (y) any Credit Party or any Subsidiary of a Credit Party.  Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Environmental Law” means any present and future law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“ERISA Affiliate” has the meaning given it in Section 5.6.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given it in Section 10.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Credit Extension or Applicable Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment  or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Sections 2.6(h)(i) or 2.6(h)(iii), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(h)(vi) and (vii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any intergovernmental agreement between the United States Internal Revenue Service, the U.S. Government and any governmental or taxation authority under any other jurisdiction which agreement’s principal purposes deals with the implementation of such sections of the IRC.

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), the Security Documents, each Subordination Agreement, and any subordination or intercreditor agreement pursuant to which any Indebtedness and/or any Liens securing such Indebtedness is subordinated to all or any portion of the Obligations each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“First Amendment” means that certain Limited Consent and Amendment No. 1 to Credit and Security Agreement dated January 10, 2022, by and among Borrower, Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 10, 2022.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including:  (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Inactive Subsidiary” means Photomedex India Private Limited, a company formed under the laws of India.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of, or payment for, property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 14.8.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given it in Section 13.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through licensing) of (i) of all or substantially all of the assets of another Person, or (ii) any Intellectual Property, business, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“IP Security Agreement” means any security agreement executed by Borrower that grants (or is prepared as a notice filing or recording with respect to) a Lien or security interest in favor of Agent and/or Lenders on Intellectual Property, each as amended, restated, or otherwise modified from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor provisions.

“IRS” means the United States Internal Revenue Service.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of any Credit Party; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (a) the agreements listed in the Disclosure Schedule on the Closing Date, (b) each agreement or contract to which a Credit Party is a party relating to Material Intangible Assets or development of Products or Intellectual Property, (c) any agreement with respect to any Product, the loss of which would materially impair Borrower’s ability to sell or market such Product, (d) the Theravant Development Agreement, and (e) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Material Intangible Assets” means (i) all of Borrower’s and its Subsidiaries’ Intellectual Property and (ii) each license or sublicense agreements or other agreements with respect to rights in Intellectual Property, in each case that are material to the condition (financial or other), business or operations of Borrower and its Subsidiaries, as determined by Agent.

“Maturity Date” means ~~September~~June 1, ~~2026~~2028.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) or ERISA, to which any Credit Party or any ERISA Affiliate has at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability, contingent or otherwise.

“Net Revenue” means, for any period, the consolidated revenues of Credit Parties, as determined in accordance with GAAP, generated solely through the commercial sale of Products (other than Products acquired by the Credit Parties after the Closing Date) by the Credit Parties during such period, in all cases, in the Ordinary Course of Business.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents.  “Obligations” does not include obligations under any Warrants or any other  warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or then current business practices set forth in the most recent operating plan of Borrower to the extent approved by Agent, which shall in any event be at arms-length.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Obligation hereunder).

“Other Tax Certification” means such certification or evidence, in each case in form and substance satisfactory to Agent, that any Lender or prospective Lender is exempt from, or eligible for a reduction in, U.S. federal withholding tax or backup withholding tax, including evidence supporting the basis for such exemption or reduction.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning given it in Section 13.1(c).

“Payment Date” means the first calendar day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor entity thereto.

“Pension Plan” means any employee benefit pension plan that is subject to the minimum funding standards under Section 412 of the IRC or is covered by Title IV of ERISA (including a Multiemployer Plan) that any Credit Party or any ERISA Affiliate has, at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Contest” has the meaning given it in Section 6.4.

“Permitted Contingent Obligations” means

(a)	Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(b)
Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding;

(c)	Contingent Obligations arising under indemnity agreements with title insurers;

(d)	Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7;

(e)	Contingent Obligations arising under the Financing Documents;

(f)
so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(g)
Contingent Obligations existing or arising in connection with any security deposit or letter of credit obtained for the sole purpose of securing a lease of real property in an aggregate amount that does not at any time exceed Seven Hundred Fifty Thousand Dollars ($750,000);

(h)
Contingent Obligations existing, arising or in connection with ancillary bank services such as a corporate credit card facility, provided that the aggregate face amount of all such security deposits, letters of credit and ancillary bank services does not at any time exceed $175,000;

(i)
Contingent Obligations arising with respect to the sales tax assessments set forth on the Disclosure Schedule relating to Permitted Contingent Obligations on the Closing Date and in amounts not to exceed the amounts set forth on the Disclosure Schedule relating to Permitted Contingent Obligations on the Closing Date plus, so long as such sales tax assessments are subject to a Permitted Contest, accrued interest in respect thereof;

(j)
unsecured Contingent Obligations incurred under the Theravant Asset Purchase Agreement or the Theravant Development Agreement, to the extent the payment of such Contingent Obligations is required under the terms and conditions of the Theravant Purchase Agreement or the Theravant Development Agreement, as applicable, and, in each case, as in effect on the First Amendment Effective Date; provided that Borrowers shall not prepay any such Contingent Obligations or make or permit any payment (or set aside any funds for payment) on or in respect such Contingent Obligations (x) if an Event of Default has occurred and is outstanding and (y) until such Contingent Obligations are due and owing pursuant to the terms of the Theravant Purchase Agreement or the Theravant Development Agreement, as applicable; and

(k)	other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $50,000 in the aggregate at any time outstanding.

“Permitted Indebtedness” means:

(a)          Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents;

(b)          Indebtedness existing on the Closing Date and described on the Disclosure Schedule on the Closing Date;

(c)          Indebtedness secured by Liens permitted pursuant to clause (b) of the definition of “Permitted Liens”;

(d)          Subordinated Debt;

(e)          unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(f)          Permitted Contingent Obligations;

(g)        extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; and

(h)        Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (1) the obligations of the Credit Parties under such intercompany loan shall be subordinated at all times to the Obligations of the Credit Parties hereunder or under the other Financing Documents in a manner satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent.

“Permitted Investments” means:

(a)          Investments existing on the Closing Date and described on the Disclosure Schedule on the Closing Date;

(b)          Investments consisting of cash equivalents held in a Securities Account that is subject to a Control Agreement;

(c)         any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent; provided that (i) such liquid assets are held in a Securities Account that is subject to a Control Agreement, and (ii) under no circumstances shall Borrower be permitted to invest in or hold Margin Stock;

(d)        Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party;

(e)        Investments consisting of Deposit Accounts or Securities Accounts in which the Agent has a first priority perfected security interest, except as otherwise provided by Section 6.6;

(f)          Investments by any Credit Party in any other Credit Party;

(g)         Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors in the Ordinary Course of Business and in an aggregate amount not to exceed $500,000 in any calendar year;

(h)       Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; and

(i)       Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) of the definition of “Permitted Indebtedness”.

“Permitted License” means any non-exclusive license of patent rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration.

“Permitted Liens” means:

(a)          Liens existing on the Closing Date and shown on the Disclosure Schedule on the Closing Date;

(b)          Liens arising under this Agreement and the other Financing Documents;

(c)        purchase money Liens or capital leases securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)        Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under any applicable law, including, without limitation, the IRC and the treasury regulations adopted thereunder;

(e)         statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Twenty-Five Thousand Dollars ($25,000);

(f)          leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest in such underlying property;

(g)        banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder;

(h)        Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(i)          Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(j)        easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; and

(k)         Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Equity” shall mean and include, with respect to each Credit Party, one hundred percent (100%) of the issued and outstanding, certificated and uncertificated Equity Interests owned by such Credit Party, including any Equity Interests of any Subsidiary of a Credit Party and the certificates (or other agreements or instruments), if any, representing such Equity Interests and any Equity Interests owned by such Credit Party on the books and records of such limited liability company, partnership or other organization or on the books and records of any securities intermediary pertaining to such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, all dividends, distributions, cash, warrants, rights, options, instruments, securities, payments and other property or proceeds at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and all claims, rights, power, privileges, authority, options, security interests, Liens and remedies, if any, of such Credit Party, under any governing document, or at law, or otherwise in respect of such Equity Interests. For the avoidance of doubt, Pledged Equity is included in the Collateral.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule (as updated from time to time in accordance with Section 6.16); provided, that, for the avoidance of doubt, any new Product not disclosed on the  Products Schedule shall still constitute a “Product” as herein defined.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents and the Warrants.

“Recipient” means the Agent and any Lender, as applicable.

“Reference Time” means approximately a time substantially consistent with market practice two (2) SOFR Business Days prior to the first day of each calendar month.  If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

“Register” has the meaning given it in Section 13.1(d).

“Registered Intellectual Property” means any registered patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Regulatory Reporting Event” has the meaning given to it in Section 6.16(a).

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) and its Subsidiaries as such activities are being conducted by such Borrower and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having more than sixty percent (60%) of the Applicable Commitments of the Lenders or (to the extent such Applicable Commitments have expired or been terminated (including by way of funding)) more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions held by the Lenders.

“Required Permit” means all material licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries.  Without limiting the generality of the foregoing, “Required Permits” includes any Regulatory Required Permit.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“Second Amendment” means that certain Amendment No. 2 to Credit and Security Agreement, dated as of September 6, 2022, by and among Borrowers, Agent and the Lenders party thereto.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary (or other appropriate officer acceptable to Agent in its sole but reasonable discretion) on behalf of such Person certifying (a) that attached to such certificate is a true, correct, and complete copy of Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (b) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), (c) that attached to such certificate are true, correct, and complete copies of the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date, (d) that attached to such certificate is true, correct, and complete copy of Borrower’s Registration Rights Agreement/Investors’ Rights Agreement, voting agreements or other agreements among shareholders and any amendments to the foregoing; and (e) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section ~~2.7~~2.8.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Security Documents” means, collectively, each IP Security Agreement, each Control Agreement, and each other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one (1) or more Credit Parties or any other Person provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Agent in its reasonable discretion).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Implementation Date” means the first day after the end of the Applicable Interest Period during which the Second Amendment shall become effective in accordance with its terms.

“SOFR Loan” means a Credit Extension that bears interest at a rate based on Term SOFR.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subordinated Debt” means Indebtedness incurred by Borrower which shall be (a) in an amount satisfactory to Agent, (b) made pursuant to documents in form and substance satisfactory to Agent (the “Subordinated Debt Documents”), and (c) subordinated to all of Borrower’s now or hereafter Indebtedness to the Agent and Lenders pursuant to a Subordination Agreement.

“Subordination Agreement” means a subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent in writing.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other Equity Interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to such Applicable Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Applicable Interest Period plus 0.10% and (b) the Applicable Floor. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.7, in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such Benchmark Replacement.

“Transfer” has the meaning given it in Section 7.1.

“Theravant Asset Purchase Agreement” has the meaning set forth in the First Amendment.

“Theravant Development Agreement” has the meaning set forth in the First Amendment.

“Third Amendment Effective Date” means June 30, 2023.

“Warrants” means each warrant to purchase shares of STRATA Skin Science, Inc.’s commons stock, dated as of the Closing Date and as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“Withholding Agent” means Borrower and/or Agent.

“Write-Down and Conversion Powers” (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

STRATA SKIN SCIENCES, INC.

By:
Name
Title:

CREDIT AGREEMENT
SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name: Maurice Amsellem
Title: Authorized Signatory

CREDIT AGREEMENT
SIGNATURE PAGE

LENDERS:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name: Maurice Amsellem
Title: Authorized Signatory

CREDIT AGREEMENT
SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate
Exhibit C	Credit Extension Form

SCHEDULES

Credit Facility Schedule
Amortization Schedule (for each Credit Facility)
Post-Closing Obligations Schedule
Closing Deliveries Schedule
Disclosure Schedule
Intangible Assets Schedule
Products Schedule
Regulatory Required Permits Schedule
Minimum Net Revenue Schedule

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of each Borrower, including, without limitation, all of such Borrower’s right, title and interest in and to the following, whether or not owned or hereafter created, acquired or arising:

(a)        all Goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contracts together with all contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, Commercial Tort Claims (including each such claim listed on the Disclosure Schedule), Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), cash, deposit accounts, investment accounts, securities accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, Letters of Credit Rights (whether or not the letter of credit is evidenced by a writing), securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located;

(b)          all of such Borrower’s Books relating to the foregoing and all rights of access to Borrower’s Books; and

(c)       any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	MidCap Financial Trust , as Agent
FROM:	__________________________________
DATE:	________________, 201__

The undersigned authorized officer of __________________________________________ (“Borrower”) certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”):

(1)          Borrower is in complete compliance with all required covenants for the month ending _______________, 201__, except as noted below;

(2)          there are no Events of Default; except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(3)       all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)       each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement;

(5)        no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent; and

(6)     attached hereto is an updated [Disclosure Schedule][Regulatory Required Permits Schedule][Products Schedule][Intangible Assets Schedule][INSERT AS APPROPRIATE] as required to be updated pursuant to the terms of the Credit and Security Agreement.

(7)          [Net Revenue of Borrowers for the relevant Defined Period ended [___] is $[___].]1

(8)          the aggregate amount of cash and cash equivalents held by the Borrower as of the date hereof is $[___].

(9)          the aggregate amount of cash and cash equivalents held by the Inactive Subsidiaries as of the date hereof is $[___].

(10)        the aggregate amount of Borrower Unrestricted Cash as of the date hereof is $[___].

(11)        Dermatology Recurring Procedures Revenue for the relevant Defined Period ended [___] is $[___].

1 To be included only with respect to quarterly compliance certificates.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate.  The undersigned certifies, in his/her capacity as an officer of Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 30 days	Yes No
Audited Financial Statements	Annually within 120 days after FYE	Yes No
Board Approved Projections	Annually within 60 days after FYE	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Minimum Net Revenue (per Section 9.1)	Quarterly within 30 days	Yes No
Minimum Borrower Unrestricted Cash (per Section 9.2)	At all times following Third Amendment Effective Date	Yes No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

STRATA SKIN SCIENCES, INC.	AGENT USE ONLY

By:	Received by:
Name:	authorized signer
Title:	Date:

Verified:
authorized signer
Date:

	Compliance Status:	Yes No

EXHIBIT C

CREDIT EXTENSION FORM

Deadline is Noon New York Time

Date: __________________, 201__

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $___________________________

Requested Date of Advance (subject to requirements of Credit Agreement): ______________

All Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:
Amount of Wire: $

Beneficiary Lender:
Account Number:

City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #:

For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:  Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
~~MidCap Financial~~ELM 2020-3 Trust	$~~8,000,000~~4,000,000
ELM 2020-4 Trust	$4,000,000
Total:	Eight Million Dollars ($8,000,000)

The following defined terms apply to this Credit Facility:

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means three and one half percent (~~0.50~~3.50%) per annum.

Applicable Margin: a rate of interest equal to seven and one half percent (7.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the ~~Closing~~Third Amendment Effective Date through the date which is twelve (12) months after the ~~Closing~~Third Amendment Effective Date, four percent (4.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date on or after the date which is twelve (12) months after the ~~Closing~~Third Amendment Effective Date through and including the date immediately preceding the date which is twenty-four (24) months after the ~~Closing~~Third Amendment Effective Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (c) for an Accrual Date on or after the date which is twenty-four (24) months after the ~~Closing~~Third Amendment Effective Date through and including the date immediately preceding the date which is thirty-six (36) months after the ~~Closing~~Third Amendment Effective Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (d) for an Accrual Date on or after the date which is thirty-six (36) months after the ~~Closing~~Third Amendment Effective Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: Closing Date.

Commitment Termination Date: the close of the Business Day following the Closing Date.

Minimum Credit Extension Amount: $8,000,000.00.

Credit Facility #2:

Credit Facility and Type:   Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	$7,000,000
Total:	Seven Million Dollars ($7,000,000)

The following defined terms apply to this Credit Facility:

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means three and one half percent (3.50%) per annum.

Applicable Margin: a rate of interest equal to seven and one half percent (7.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Third Amendment Effective Date through the date which is twelve (12) months after the Third Amendment Effective Date, four percent (4.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date on or after the date which is twelve (12) months after the Third Amendment Effective Date through and including the date immediately preceding the date which is twenty-four (24) months after the Third Amendment Effective Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (c) for an Accrual Date on or after the date which is twenty-four (24) months after the Third Amendment Effective Date through and including the date immediately preceding the date which is thirty-six (36) months after the Third Amendment Effective Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (d) for an Accrual Date on or after the date which is thirty-six (36) months after the Third Amendment Effective Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: Third Amendment Effective Date.

Commitment Termination Date: the close of the Business Day following the Third Amendment Effective Date.

Minimum Credit Extension Amount: $7,000,000.00.

Credit Facility #3:

Credit Facility and Type:   Term, Tranche 3

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial Trust	$5,000,000
Total:	Five Million Dollars ($5,000,000)

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: means the most recent Compliance Certificate delivered (or required to be delivered) by Borrower pursuant to Section 6.2(b) prior to the proposed Funding Date of a Credit Extension with respect to Credit Facility #3 demonstrates, to Agent’s and each Lender’s satisfaction, that Dermatology Recurring Procedures Revenue for the preceding twelve (12) calendar months (ending on the last day of the calendar month for which such Compliance Certificate is delivered) is greater than or equal to $30,000,000.

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means three and one half percent (3.50%) per annum.

Applicable Margin: a rate of interest equal to seven and one half percent (7.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Third Amendment Effective Date through the date which is twelve (12) months after the Third Amendment Effective Date, four percent (4.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date on or after the date which is twelve (12) months after the Third Amendment Effective Date through and including the date immediately preceding the date which is twenty-four (24) months after the Third Amendment Effective Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (c) for an Accrual Date on or after the date which is twenty-four (24) months after the Third Amendment Effective Date through and including the date immediately preceding the date which is thirty-six (36) months after the Third Amendment Effective Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (d) for an Accrual Date on or after the date which is thirty-six (36) months after the Third Amendment Effective Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: The later to occur of (a) the satisfaction of the Applicable Funding Conditions for this Credit Facility and (b) January 1, 2024.

Commitment Termination Date: the earliest to occur of (a) December 31, 2024, and (b) the delivery of a written notice by Agent to Borrower terminating the Applicable Commitments following an Event of Default that has not been waived or cured at the time such notice is delivered.

Minimum Credit Extension Amount: $5,000,000.00.

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

Credit Facility #1

Commencing on ~~the first day of October~~July 1, ~~2024~~2026 (the “Amortization Start Date”) and continuing on the first day of each calendar month thereafter, Borrower shall pay to Agent as a principal payment on the Credit Extensions in respect of Credit Facility #1 an amount equal to the aggregate principal amount advanced under the Credit Facility #1 divided by twenty-four (24).

Credit Facility #2

Commencing on the Amortization Start Date and continuing on the first day of each calendar month thereafter, Borrower shall pay to Agent as a principal payment on the Credit Extensions in respect of Credit Facility #2 an amount equal to the aggregate principal amount advanced under the Credit Facility #2 divided by twenty-four (24).

Credit Facility #3

Commencing on the Amortization Start Date and continuing on the first day of each calendar month thereafter, Borrower shall pay to Agent as a principal payment on the Credit Extensions in respect of Credit Facility #3 an amount equal to the aggregate principal amount advanced under the Credit Facility #3 divided by twenty-four (24).

Notwithstanding anything to the contrary contained in the foregoing, the entire remaining outstanding principal balance under all Credit Extensions shall mature and be due and payable upon the Maturity Date.

POST-CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.
By the date that is thirty (30) days after the Closing Date (or such later date as Agent may agree in Writing) Borrower shall provide to Agent a fully executed Access Agreement with respect to Borrower’s facilities located at 2375 Camino Via Roble, Carlsbad, CA 92011.

2.
By the date that is thirty (30) days after the Closing Date (or such later date as Agent may agree in writing), with respect to the insurance policies required by Article 6, Borrower shall provide Agent with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders.

3.
By the date that is sixty (60) days after the Closing Date (or such later date as Agent may agree in writing), Borrower shall provide Agent evidence, in form and substance reasonably satisfactory to Agent, that Borrower has established one or more separate Deposit Accounts to hold any and all amounts to be used by Borrower for payroll, payroll taxes and other employee wage and benefit payments.

4.
By the date that is seventy five (75) days after the Closing Date (or such later date as Agent may agree in writing), Borrower shall provide Agent evidence, in form and substance reasonably satisfactory to Agent, that the UCC-1 financing statement naming Borrower as debtor and the U.S. Small Business Administration as secured party and filed in the UCC records of the Secretary of State of the State of California (Filing No. number 20-7784205702) has been terminated.

5.
By the date that is five (5) Business Days after the Closing Date (or such later date as Agent may agree in writing), Borrower shall deliver to Agent evidence that any Deposit Account, Securities Account or Commodity Account of a Credit Party that is not either a Payroll Account or subject to an effective Control Agreement has been closed and all funds and amounts held therein have been transferred to a Deposit Account, Securities Account or Commodity Account of such Credit Party that is subject to an effective Control Agreement.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

CLOSING DELIVERIES SCHEDULE

1.	duly executed signatures to the Financing Documents to which Borrower is a party.
2.	duly executed signatures to the Control Agreement with Wells Fargo Bank, N.A..
3.
the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

4.
good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

5.	duly executed and completed Borrowing Resolutions for Borrower;
6.
certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

7.	payoff letters with respect to Borrower’s Indebtedness owed to Israel Discount Bank of New York in form and substance acceptable to the Agent;
8.	payoff letter with respect to Borrower’s Indebtedness owed to the Small Business Administration in form and substance acceptable to the Agent;
9.	the Perfection Certificate executed by Borrower;
10.	a legal opinion of Borrower’s counsel dated as of the Closing Date;
11.	evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect;
12.	payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;
13.	a duly executed original Secretary’s Certificate dated as of the Closing Date which includes copies of the completed Borrowing Resolutions for Borrower;
14.	timely receipt by the Agent of an executed disbursement letter;
15.
a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall certify as to certain conditions to the funding of the Credit Extensions on the Closing Date;

16.
Each of the Lenders (or such Lender’s designated affiliate) shall have received executed warrants to purchase shares of STRATA Skin Sciences, Inc.’s common stock in an amount equal to eight and one half percent (8.50%) of the aggregate Applicable Commitments of such lender hereunder, divided by the exercise price set forth therein, which warrants shall be in form and substance reasonably satisfactory to Agent and each Lender; and

17.	all possessory collateral required to be delivered to Agent with corresponding endorsements pursuant to Section 4.2(b).

DISCLOSURE SCHEDULE

Section 4.2 (a) - Ownership Interest in any Chattel Paper, Letter of Credit Rights, Commercial Tort Claims,   Instruments, Documents or Investment Property

None.

Section 4.2(g) - Accounts

Bank Name	~~Account Type~~	Account Number	Account Type

Wells Fargo Bank	~~Operating, AP Disbursement, CA disbursement~~	4375499944 4375499951 4375499969 4941687592 4126656297	Operating, AP Disbursement, CA disbursement Payroll Sweep
~~Israel Discount Bank of New York (IDB Bank)~~	~~Time Deposit~~	~~0505019553~~
~~Israel Discount Bank of New York (IDB Bank)~~	~~Regular checking~~	~~0134605~~

Section 5.2 - Litigation

In the ordinary course of business, Strata Skin Sciences, Inc., a Delaware corporation  (the “Company”), is, from time to time, subject to audits performed by state taxing authorities. These actions and proceedings are generally based on the position that the arrangements entered into by the Company are subject to sales and use tax rather than exempt from tax under applicable law. The Company uses estimates when accruing its sales and use tax liability. All of the Company’s tax positions are subject to audit. New York has assessed the Company, in two assessments.   The first assessment was in the amount of $529,935 plus penalties and interest in the amount of $300,991 for the period from March 1, 2014 through August 31, 2017.  The second assessment was in the amount of $440,614 plus penalties and interest in the amount of $243,876 for the period from March 1, 2014 through August 31, 2017. The Company has declined an informal offer to settle at a substantially lower amount, and the Company appealed in that jurisdiction’s administrative process of appeal.

~~In January 2021, the Company received notification that the administrative judge from New York state had issued an opinion finding in favor of the Company with respect to the first assessment finding that the sale of XTRAC treatment codes were not taxable as sales tax with respect to the first assessment. New York has filed an appeal of the administrative law judge’s finding, and the appeal is in process.~~
 On January 21, 2021, the administrative law judge issued an opinion finding in favor of the Company that XTRAC treatment codes are not taxable. On May 6, 2022, the Company received a written decision from Tax Appeals Tribunal (“Tribunal”) overturning the favorable sales tax determination of the administrative law judge. The Company has filed an appeal of the Tribunal’s decision. The appeal is pending before the New York State Appellate Division.  In order to file the appeal, and pursuant to statute, an appellate bond was required. The bond is secured the bond by the Company’s posting of  $1.4 million in cash collateral.  Strata has filed its appellate brief and the court has granted the State an extension until July 21, 2023 to file its reply. The Company’s counsel has requested oral argument. As of the date of this letter, counsel has not received notice of the argument being scheduled by the court.

~~The California Department of Tax and Fee Administration has made an assessment of $720,099 from June 23, 2015 through March 31, 2018 plus interest of $171,563 through April 2020. The Company is also in that jurisdiction’s administrative process of appeal and the timing of the process has been impacted by the COVID-19 pandemic. If there is a determination that the true object of the Company’s recurring revenue model is not exempt from sales taxes and is not a prescription medicine or the Company does not have other defenses where the Company does not prevail, the Company may be subject to sales taxes in those particular states for previous years and in the future, plus potential interest and penalties.~~

California assessed the Company $891,000 in taxes and penalties as of April 13, 2020. The Company appealed that determination within the audit group of the California Department of Tax and Fee Administration (CDTFA), and by letter dated September 21, 2020 the CDTFA notified the Company that CDTFA had referred the Company’s appeal of the assessment to its Case Management Section for an appeals conference, where the Company will have the opportunity to present its arguments. Parties can present both witnesses and legal arguments at the conference. CDTFA had originally scheduled the conference for March 21, 2023 and the Company was prepared to attend and provide  a  written legal submission supported by witness declarations. However, CDTFA adjourned the conference and has not yet scheduled  a new conference date.

Section 5.6 - Tax Returns and Reports

The Company caused Photomedex India Private Limited, a company formed under the laws of India (“Photomedex”), to be stricken off, but Photomedex may nevertheless remain in existence under Indian law.  Photomedex is inactive and has no assets.  The Company does not file tax returns or any other reports for Photomedex.

See also Section 5.2 of this Disclosure Schedule.

Section 6.15(d) - Patents No Longer Useful to Company’s Business

Description	Registration/ Application Number	Registration/ Application Date

THREE DIMENSIONAL TISSUE IMAGING SYSTEM AND METHOD	10,004,403	8/27/2015

REDUCING NOISE IN DIGITAL IMAGES	7,813,586	8/07/2006

REDUCING NOISE IN DIGITAL IMAGES	8,160,386	10/06/2010

ASSESSING FEATURES FOR CLASSIFICATION	8,693,788	8/06/2010

SHOWING SKIN LESION INFORMATION	9,363,507	4/23/2013

Section 15 - Material Agreements

Other Party to Contract	Title/Date of Contract
GlobalMed Technologies Co. (global distributor)	Services Contract, January 1, 2021
Kosmo Meditech (distribution Korea)	Services Agreement, July 22, 2019
Al Amin Medical Company (distribution Kuwait)	Distributor Agreement, April 4, 2021
Al Amin Medical Instruments (distribution Saudi Arabia)	Distributor Agreement, April 4, 2021
Messer (supply contract gas)	Product Supply Agreement, January 31, 2021
JMEC Co. Ltd.	Distributor Agreement March 22, 2022
Messer (supply contract gas)	Product Supply Agreement, January 31, 2021
RH USA, Inc.	Manufacturing services agreement for the Theraclear device, January 2022

Section 15 - Permitted Contingent Obligations

Obligor	Creditor	Maximum Amount of Contingent Obligation as of September 30, 2021	Subject to Permitted Contest
Strata Skin Sciences, Inc.	State of New York	Assessments: a. $529,935 b. $440,614 Penalties and Interest: a. $300,991 b. $243,876
Strata Skin Sciences, Inc.	The California Department of Tax and Fee Administration	Assessment: $720,099 Penalties and Interest: $171,563

Section 15 - Permitted Indebtedness

Debtor	Creditor	Amount of Indebtedness outstanding as of September 30, 2021	Maturity Date
None

Section 15 - Permitted Investments

Debtor	Type of Investment	Date	Amount Outstanding as of _______
None.

Section 15 - Permitted Liens

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)
None.

Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property

None.

INTANGIBLE ASSETS SCHEDULE

Patents

Description	Registration/ Application Number	Registration/ Application Date
	7,144,248	12/5/2006
DEVICE FOR ORAL UV PHOTO-THERAPY(expired)	10/462,375	6/16/2003
METHODS FOR UV PHOTO-THERAPY	7,891,361	5/08/2006
DEVICE FOR UV PHOTO-THERAPY	8,454,669	2/18/2011
DEVICE FOR UV PHOTO-THERAPY(expired)	8,746,253	9/14/2012
APPARATUS AND METHOD FOR MONITORING POWER OF A UV LASER	7,848,378	8/03/2006
TREATMENT OF SKIN DISORDERS WITH UV LIGHT AND COOLING (expired)	7,886,749	5/08/2006
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	43,985	7/30/2015
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	EP3191185	7/30/2015
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	60 201 505 3878.1	7/30/2015
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	7,632,729	7/30/2015
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	10-2219871	7/30/2015
DEVICE FOR TARGETED TREATMENT OF DERMASTOSES	14/815,424	7/31/2015
RARE GAS-HALOGEN EXCIMER LASERS WITH BAFFLES	7,257,144	2/11/2004
DEVICE FOR TARGETED TREATMENT OF DERMATOSIS	15/858,524	12/29/2017
EXCIMER LASER SYSTEM WITH LONG SERVICE INTERVALS	17/424,433	1/07/2020
METHOD FOR TARGETED DERMATOSES	PCT/IL2020/051016	9/16/2020
METHOD FOR TARGETED DERMATOSES	PCT/IL2020/051017	9/16/2020
METHOD FOR TARGETED DERMATOSES	CT/IL2020/051018	9/16/2020
TIP SECTION FOR USE IN PHOTOTHERAPY	PCT/IL2020/050906	8/19/2020

THREE DIMENSIONAL TISSUE IMAGING SYSTEM AND METHOD	10,004,403 14/837,120	6/26/2018 8/27/2015
RARE GAS-HALOGEN EXCIMER LASERS WITH BAFFLES	7,257,144 10/776,463	8/14/2007 2/11/2004
APPARATUS AND METHOD FOR MONITORING POWER OF A UV LASER	7,848,378 11/498,382	12/7/2010 8/03/2006
TREATMENT OF SKIN DISORDERS WITH UV LIGHT AND COOLING	7,886,749 11/429,698	2/15/2011 5/08/2006
DEVICE FOR UV PHOTO-THERAPY	8,746,253 13/620,167	6/10/2014 9/14/2012
DEVICE FOR TARGETED TREATMENT OF DERMATOSIS	15/858,524	12/29/2017
REDUCING NOISE IN DIGITAL IMAGES	7,813,586 11/500,197	10/12/2010 8/07/2006
REDUCING NOISE IN DIGITAL IMAGES	8,160,386 12/898,802	4/17/2012 10/06/2010
ASSESSING FEATURES FOR CLASSIFICATION (expired)	8,693,788 12/852,195	4/8/2014 8/06/2010
TREATMENT OF SKIN DISORDERS WITH UV LIGHT	9,162,078 13/619,212	10/20/2015 9/14/2012
SHOWING SKIN LESION INFORMATION	9,363,507 13/868,815	6/7/2016 4/23/2013
DEVICE FOR TARGETED TREATMENT OF DERMATOSES	14/815,424	7/31/2015
TIP SECTION FOR USE IN PHOTOTHERAPY	WO/2021/038556 PCT/IL2020/050906 Pending
METHOD FOR TARGETED DEMATOSES	WO/2021/053671 PCT/IL2020/051016	PENDING
METHOD FOR TARGETED DEMATOSES	WO/2021/053672 PCT/IL2020/051017	PENDING
METHOD FOR TARGETED DEMATOSES	WO/2021/053673 PCT/IL2020/051018 PENDING

Trademarks

Description	Registration/ Application Number	Registration/ Application Date
MELA	1339968	Renewal Due - January 8, 2030
~~MELARECORD~~	~~1130838~~	~~Still in name of Mela Sciences, Inc.~~
VTRAC	7121033	Renewal Due - July 27, 2030
XTRAC	7121034	Renewal Due - July 6, 2030
XTRAC S3	48089244	Renewal Due - April 13, 2031
MELA	8796088	Renewal Due - January 7, 2030
~~MELARECORD~~	~~1130838~~	~~Still in name of Mela Sciences 7/19/2022~~
S3	1514976	Renewal Due - January 10, 2030
VTRAC	7482284	Renewal Due - December 19, 2028
XTRAC	7480511	Renewal Due - December 19, 2028
VTRAC	2578256	Renewal Due - August 8, 2023
XTRAC	2578258	Renewal Due - August 8, 2023
VTRAC	40-0809817	Renewal Due - December 24, 2029
XTRAC	40-0809816	Renewal Due - December 24, 2029
VTRAC	1383636	Renewal Due - October 31, 2029
XTRAC	1385590	Renewal Due - November 15, 2029
MELA	UK00908796088	Renewal Due - January 7, 2030
~~MELARECORD~~MMD	~~UK00801130838~~6,598,213	Renewal Due - ~~July 19, 2022 - Still in name of Mela Sciences~~ December 21, 2027
MOMENTUM	6,959,003	Renewal Due- January 17, 2029

S3	1514976	Renewal Due - January 10, 2030
S3	UK00801514976	Renewal Due - January 10, 2030
VTRAC	UK00907482284	Renewal Due - December 19, 2028
XTRAC	UK00907480511	Renewal Due - December 19, 2028
MELA	4,226,001
~~MELAFIND~~	~~2,713,699~~	~~Renewal Due - May 08, 2023~~
MULTI MICRO DOSE	5963571	Renewal Due - January 14, 2026
S3	5,979,263	Renewal Due - Feb. 04, 2026
VTRAC	3567548	Renewal Due - January 29, 2029
XTRAC	2598910	Renewal Due - July 25, 2022
XTRAC	3567428	Renewal Due - January 29, 2029
STRATAPEN	5,358,805
~~MELARECORD~~	~~1130838~~	~~Still in name of Mela Sciences, Inc. Renewal Due July 19, 2022~~
S3	1514976	Renewal Due - January 10, 2030
THERACLEAR	4,088,773	Renewal Due - January 20, 2032
Pharos	6050533	Filed May 12, 2020 (acquired from Ra Medical Systems)

INTANGIBLE ASSETS SCHEDULE (CONTINUED)

LICENSE AND SIMILAR AGREEMENTS

INBOUND LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]
Name and Date of License Agreement:	None.

OUTBOUND LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]
Name and Date of License Agreement:	None.
Borrower that is Licensor:
Name and address of Licensee:
Expiration Date of License
Exclusive License [Y/N]?
Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?
Describe Licensed Intellectual Property For This License
Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Filing Date/Expiration Date
None

PRODUCTS SCHEDULE

VTRAC
STRATAPEN (currently only selling refill cartridges. Access to the pen requires execution of a new distribution agreement or other arrangement)
XTRAC
•	Ultra
•	Velocity 400
•	Velocity 700
•	Velocity 7
•	S3 (this device is no longer being actively promoted)
•	Momentum

*Strata purchased the rights to the Pharos excimer laser, but has ~~no plans to market the device~~not sold any devices and is ending service as contractual commitments expire.

TheraClearX.

MidCap / Strata / Amendment No. 3

REGULATORY REQUIRED PERMITS SCHEDULE

XTRAC 510K’s – Strata 510(k) XTRAC K19347 ~~Letter SE FINAL Sent001~~Cleared 1/4/2020
VTRAC 510k – Strata 510(k) VTRAC Excimer Lamp System K051428
Pharos 510K’s – Pharos K062963 Excimer Laser System
TheraClear 510(k)- TheraClear System K101415
Strata Dekra certificate (ISO) – Strata ISO 13485_2016 Certificate 3822947 plus addendum 2019-06-26 to 2022-06-26
~~Pharos ISO Quality Management certificate – Pharos ISO 13485_2016 Certificate FM 609635 2020-04-11 to 2023-04-10~~
Strata CE certificate – Strata CE Certificate 3814882CE01 2019-08-08 to 2024-05-26

MidCap / Strata / Amendment No. 3

MINIMUM NET REVENUE SCHEDULE

Defined Period Ending	Minimum Net Revenue
September 30, 2021	$24,000,000.00
December 31, 2021	$25,000,000.00
March 31, 2022	$25,500,000.00
June 30, 2022	$26,000,000.00
September 30, 2022	$27,000,000.00
December 31, 2022	$28,000,000.00
March 31, 2023	$28,500,000.00
June 30, 2023	$29,000,000.00
September 30, 2023	$~~29,500,000.00~~33,000,000.00
December 31, 2023	$~~30,000,000.00~~36,000,000.00
March 31, 2024	$~~30,000,000.00~~36,500,000.00
June 30, 2024	$~~30,000,000.00~~37,000,000.00
September 30, 2024	$~~30,000,000.00~~37,500,000.00
December 31, 2024	$~~30,000,000.00~~38,000,000.00
March 31, 2025	$~~30,000,000.00~~38,500,000.00
June 30, 2025	$~~30,000,000.00~~39,000,000.00
September 30, 2025	$~~30,000,000.00~~39,500,000.00
December 31, 2025	$~~30,000,000.00~~40,000,000.00
~~March 31, 2026~~	~~$30,000,000.00~~
~~June 30, 2026~~	~~$30,000,000.00~~

MidCap / Strata / Amendment No. 3